SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C., 20549

                                  FORM 8-K/A
                              CURRENT REPORT
                               Amendment No. 1

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      March 7, 1995

                          AMERICAN BANCORPORATION
           (Exact name of registrant as specified in its charter)

           Ohio                   0-5893                   31-0724349
(State or other jurisdiction     (Commission              (IRS Employer
 of incorporation)                File Number)          Identification No.)

         1025 Main Street, Suite 800, Wheeling, West Virginia, 26003
                  (Address of principal executive offices)

Registrant's telephone number, including area code    (304) 233-5006


         (Former name or former address, if changed since last report)


Item 5.   Other Events


     On March 17, 1995, the Registrant filed a Form 8-K reporting that on March 7, 1995, the U.S. District Court for the Northern District of West Virginia entered an Order Granting Defendants' Motion for Summary Judgment against American Bancorporation Retirement Plan, resolving a dispute concerning the proper earnings formula used to determine the retirement benefits due a former employee of the Registrant and its affiliated subsidiaries. The Court found that the former employee was entitled to benefits equal to 32% of average compensation, as defined in the Plan, not the 20% of average compensation used for determining the former employees' benefit.

     The Registrant has appealed this Order. The Registrant is unable to conclude whether it will prevail on appeal. Accordingly, pending resolution of the appeal, the Registrant has recalculated the benefits for vested Plan participants and determined that an additional $500,000 should be reserved for the Plan's probable additional liability under the grant of Summary Judgment. This amount has been charged to earnings in 1994.


                                    SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        AMERICAN BANCORPORATION
                                        (Registrant)

Date    April 17, 1995                  /s/   Jeremy C. McCamic
                                        Jeremy C. McCamic
                                        Chairman and
                                        Chief Executive Officer


Date    April 17, 1995                  /s/   Brent E. Richmond
                                        Brent E. Richmond
                                        Chief Financial and
                                           Accounting Officer